Exhibit 10.54


                          PANAMERICAN BEVERAGES, INC.

                          RESTRICTED STOCK AGREEMENT

          THIS AGREEMENT is made as of November 10, 2000 (the "Grant Date") between Panamerican Beverages, Inc., a Panamanian corporation (together with its successors and assigns, the "Company") and William G. Cooling (the "Executive").

                                   RECITALS

          A. The Executive and the Company (together, the "Parties") have entered into an employment agreement dated as of October 6, 2000 (the "Employment Agreement").

          B. In order to give the Executive an opportunity to acquire an equity interest in the Company, and an incentive to provide services to the Company, the Company has agreed to grant to the Executive shares of the Company's Class A Common Stock par value $0.01 (the "Common Stock") according to the terms and conditions hereof.

          In consideration of the mutual covenants and representations herein set forth, the Parties agree as follows:

          1.   GRANT OF STOCK.

               (a) RESTRICTED STOCK. The Company hereby grants to the Executive, as of the Grant Date and in consideration of his agreement to provide services to the Company, an aggregate of 400,000 shares of the Common Stock that are fully registered or qualified, for sale and resale, under all applicable Federal and state securities laws and that are listed for trading on the New York Stock Exchange (the "Shares"). The Executive shall be the record and beneficial owner of all of such Shares from and following the Grant Date, subject only to the provisions of Section 2 and 3 (relating to vesting and forfeiture), Sections 4 and 5 (relating to transfers and releases) and
Section 6 (relating to tax withholding).

               (b) EMPLOYMENT AGREEMENT AND DEFINED TERMS. This grant of restricted stock is made pursuant to the Employment Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Employment Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Employment Agreement, the terms of this Agreement shall control.

         2.       VESTING OF RESTRICTED SHARES.


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               (a) In the event that the Share Price (as defined in Section
2(c)) equals or exceeds a target price of $19.25 ($5.00 above the Grant Date price of $14.25) on or before November 10, 2002, then 133,333 of the Shares shall immediately become "Vested" (that is, no longer subject to any risk of forfeiture whatsoever). If the Share Price equals or exceeds a target price of $24.25 ($10.00 above the Grant Date price of $14.25) on or before November 10, 2003, then 266,667 of the Shares shall immediately become Vested, provided that such number of Shares shall be reduced to 133,334 if (and only if) 133,333 of the Shares have already become Vested pursuant to the preceding sentence. In the event that the Share Price equals or exceeds a target price of $29.25 ($15.00 above the Grant Date price of $14.25) on or before November 10, 2004, then all of the Shares that are not yet Vested shall immediately become Vested.

               (b) Any Shares that do not become Vested on or before November 10, 2004, shall be forfeited to the Company on such date.

               (c) For purposes of this Agreement, "Share Price" shall mean the average closing price (i.e., price at the close of regular trading) of the Common Stock, over the 15 trading days immediately proceeding the date in question, on the national securities exchange or national market system on which the Common Stock is then principally traded, provided that "Share Price", on a Change in Control, shall mean the price, immediately prior to such Change in Control, of the Common Stock on the national securities exchange or national market system on which the Common Stock is then principally traded and provided, further, that, in either case, if the Common Stock is not then listed or traded on any national securities exchange or national market system, "Share Price" shall mean the fair market value of the Common Stock as of the date in question determined without discount for lack of liquidity, lack of control, minority status, contractual restrictions, or similar factors.

               (d) Upon the occurrence of any Change in Control after the Grant Date, a pro rata portion (based on the Share Price attained) of the Shares that would become Vested upon timely attainment of the next higher price target (as set forth in Section 2(a)) not then previously attained shall become Vested. (Accordingly, if a Change in Control occurs on or before November 10, 2002 at a Share Price of $21.75, and no Shares have become Vested prior to such Change in Control, then 133,333 of the Shares shall become Vested because the Share Price exceeded $19.25 and an additional 66,667 of the Shares (one half of 133,334 Shares) shall become Vested because the Share Price was midway between $19.25 and $24.25. Similarly, if a Change in Control occurs after November 10, 2002 and on or before November 10, 2003 at a Share Price of $21.75 and no Shares have become Vested prior to such Change in Control, then 200,000 of the Shares (three quarters of 266,667 Shares) shall become Vested because the Share Price is three quarters of the way from $14.25 to $24.25.)


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          3. FORFEITURE OF UNVESTED SHARES UPON CERTAIN TERMINATIONS OF
EMPLOYMENT. Upon the occurance of (i) any termination of the Executive's employment under the Employment Agreement for Cause (as defined in, and determined in accordance with, the Employment Agreement) prior to the first Change in Control that occurs after the Grant Date or (ii) any Voluntary Termination prior to the earliest to occur of (x) the first Change in Control that occurs after the Grant Date, (y) November 10, 2001 and (z) the appointment of a new full-time Chief Executive Officer for the Company, any Shares that have not become Vested on or before the Termination Date shall be forfeited by the Executive. The Vesting of the Shares shall not otherwise be affected by any termination of the Executive's employment under the Employment Agreement and, in the event of any other termination of such employment, any Shares that are not then Vested ("Unvested Shares") shall accordingly continue to become Vested in accordance with Section 2 above.

          4.   RESTRICTIONS ON TRANSFER.

               (a) GENERAL LIMITATIONS. Except as otherwise provided in
Section 4(b), no interest in any Unvested Share may be sold, transferred, assigned, encumbered, pledged or otherwise disposed of (whether by operation of law or otherwise), and any attempt to do so shall be null and void. Any Share that has become Vested may be freely transferred without contractual restriction.

               (b) EXEMPT TRANSFERS. The first sentence of Section 4(a) shall not apply to a transfer of an Unvested Share: gratuitously to any "family member" of the Executive as the term "family member" is defined as of the Grant Date in Section A(1)(a)(5) of the General Instructions to SEC Form S-8; in any transfer described in clause (ii) of such Section; by will; or by the laws of descent and distribution (any recipient of such a transfer being, upon notice to the Company, a "Permitted Transferee"). Any Permitted Transferee shall succeed to all of the rights and obligations of the Executive under this Agreement with respect to the transferred Shares.

               (c) NO TRANSFER EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS HEREIN. The Company shall not be required (i) to transfer on its books any Unvested Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat any person to whom any Unvested Shares have been so transferred as the owner of such Unvested Shares for any purpose, including the right to vote or to receive dividends or other distributions.



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          5.   RELEASE OF SHARES.

                     (a) Certificates representing the Shares shall be held by the Company, along with one or more stock powers executed by the Executive in blank (which stock powers shall be used by the Company solely to effect the forfeiture provisions of Section 2(b) and 3), until such Shares have become Vested as set forth above. Upon any Shares becoming Vested (and subject to the provisions of Section 6), one or more certificates representing the securities that then constitute such Shares (less any securities that then constitute such Shares that are used to satisfy Tax Obligations pursuant to Section 6), together with any cash or property (other than securities) received in respect of such Shares as provided in Section 5(b), and any associated stock powers, shall promptly be delivered to the Executive (or Permitted Transferee, if applicable). All securities delivered by the Company upon any Vesting of Shares shall be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) registered and qualified for sale, and for resale, under all applicable state and Federal securities laws (e.g., on SEC Form S-3) to the extent that other securities of the same class issued by the Company are then so registered and qualified and (iii) listed or otherwise qualified for trading on any nationally recognized securities exchange or securities market on which securities of the same class issued by the Company are then listed or qualified.

               (b) Subject to the terms of this Agreement and beginning as of the Grant Date, the Executive shall have all the rights of a stockholder of the Company with respect to all of the Shares, including, without limitation, the right to vote all such Shares and to receive dividends and other distributions thereon (including, without limitation, any securities, cash or other property issued or delivered in respect of, in exchange for, or on conversion of, any such Shares in connection with any merger, consolidation, combination, reorganization, recapitalization, spin-off, split-up, exchange of securities, liquidation, dissolution, share split, share dividend, cash dividend, or other transaction or event), provided, however, that any dividend or other distribution made in respect of such Shares (x) shall be deemed to be Shares received in substitution for, or in addition to and as part of, the Shares in respect of which such dividend or other distribution is made and (y) shall accordingly be subject to the same restrictions hereunder with respect to Vesting, transfer, forfeiture, and delivery upon Vesting as such Shares are subject.

         6.       TAX WITHHOLDING.

               (a) The Company's obligation to deliver Vested Shares to the Executive or any Permitted Transferee shall be subject to the satisfaction of all applicable Federal, state and local income, excise and employment tax withholding requirements (the "Tax Obligations"). The Executive may satisfy any Tax Obligation (i) by delivery to the Company of cash, a wire transfer of funds, or a check payable to the order of the Company in an amount equal to the tax


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obligations, (ii) by delivery to the Company of securities issued by the Company and then owned by the Executive for at least six months having an aggregate "Fair Market Value" (as defined in Section 6(c)) on the date of delivery equal to the Tax Obligations, (iii) solely with respect to minimum statutory tax withholding requirements, by authorizing the Company to withhold securities issued by the Company that would otherwise be delivered to the Executive, with such securities valued at their Fair Market Value on the date of Vesting, (iv) through a full-recourse, interest-bearing promissory note in favor of the Company on such terms and conditions as the Company may reasonably establish or (v) in any other fashion that is reasonably acceptable to the Company such as by any combination of (i) through (iv).

               (b) Payment of any Tax Obligation by delivery of securities issued by the Company may be effected by delivering one or more stock certificates or by otherwise delivering securities to the Company's reasonable satisfaction (including, without limitation, through an "attestation" procedure that is reasonably acceptable to the Company), in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing securities in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of securities shall be returned by the Company.

               (c) For purposes of this Agreement, "Fair Market Value", when used in respect of a security as of a specified date, shall mean the closing price of such security on the principal national securities exchange or national market system on which such security is then traded, at the conclusion of regular trading on the first trading day immediately preceding the date in question, or, if there shall be no reported transaction on such day, at the conclusion of regular trading on the next preceding trading day for which a transaction was reported; provided that if such security is not then listed or traded on any national securities exchange or national market system, Fair Market Value of such security shall mean fair market value as of the date in question determined without discount for lack of liquidity, lack of control, minority status, contractual restrictions, and similar factors.

         7. ADJUSTMENTS. In the event of the occurrence, on or after the Grant Date, of any merger, consolidation, combination, reorganization, recapitalization, spin-off, split-up, exchange of securities, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of Shares or other securities (other than ordinary recurring cash dividends), or other change in corporate structure or capitalization affecting the rights or value of the securities that then constitute the Shares, appropriate adjustment(s) shall promptly be made in the target prices set forth in Section 2(a), the definition of "Share Price" set forth in Section 2(c), and other terms and conditions set forth in Section 2 and elsewhere in the Agreement, so as to


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avoid dilution or enlargement of the rights of the Executive or of the economic opportunity and value represented by the Shares. If any transaction or event occurs that may require an adjustment pursuant to this Section 7, the Company shall promptly deliver to the Executive a notice that (a) describes in reasonable detail (x) the substance of such transaction or event and (y) the method by which the required adjustment (if any) was calculated or otherwise determined (or the reasons why no adjustment was required) and (b) specifies the adjustment (if any) made.

          8. THE EXECUTIVE'S REPRESENTATIONS. In connection with the grant of the Shares, the Executive represents and warrants to the Company the following:

               (a) The Executive is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

               (b) The Executive has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to acquire the Shares, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares.

               (c) The Executive has not relied on any statements or representations of the Company or any of its agents concerning the Federal, state, local or foreign tax consequences of the transactions contemplated by this Agreement (including, without limitation, the grant, Vesting and delivery of the Shares) and acknowledges that the Company has not undertaken to structure any aspect of such transactions so as to assure reduction or elimination of the Executive's tax liabilities.

          9. GENERAL PROVISIONS.

               (a) Any claim or dispute arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with Section 13 of the Employment Agreement.

               (b) All notices and other communications relating to this Agreement shall be given as provided in Section 14 of the Employment Agreement.

               (c) Each Party shall, subject to the satisfaction of such reasonable conditions as such Party may reasonably establish, promptly take any action that the other Party reasonably requests and that is necessary to accomplish the purposes of this Agreement.


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               (d) When a specified consequence (e.g., Vesting or forfeiture)
is required under this Agreement to occur on a specified day or date, the Parties agree that such consequence shall be deemed to occur at 11:59 p.m. (Miami time) on such day or date.

               (e) Sections 9, 11(b), 12(a), 15(a), 15(b), 15(c), 15(d)
(second sentence only), 15(e), 15(g) and 15(h) of the Employment Agreement shall be deemed incorporated herein in full, with references therein to the "Agreement" being deemed to be references to this Agreement and references therein to the "Executive" being deemed to be references to the Executive (and/or Permitted Transferees, if applicable).

          IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first set forth above.

PANAMERICAN BEVERAGES, INC.                     WILLIAM G. COOLING:

By:  _______________________________            _______________________________
                                                (Signature)

Name:



Title:





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